Exhibit 99.1

Special Meeting of Stockholders

August 22, 2013

unilife

NASDAQ (UNIS) and ASX (UNS)

Agenda

1. Introductions

2. Confirmation of Quorum

3. Resolutions

4. Confirmation of Results

5. Other Business

Officers & Directors In Attendance

Alan Shortall, Chief Executive Officer, Unilife

Confirmation of Quorum

Unilife’s quorum requirement is one-third of outstanding shares being represented either in person or by proxy

At least 41.9% of the total outstanding shares entitled to vote have been received and are represented by person or proxy

Resolutions

Proposal One

THE RATIFICATION OF THE ISSUANCE AND SALE BY THE COMPANY OF 4,990,434 SHARES OF COMMON STOCK (EQUIVALENT TO 29,942,604 CHESS DEPOSITARY

INTERESTS (“CDIS”)) BETWEEN JANUARY 23, 2013 AND

JUNE 21, 2013 UNDER THE CONTROLLED EQUITY

OFFERING SALES AGREEMENT THAT WE ENTERED INTO WITH CANTOR FITZGERALD & CO.

August 22, 2013 5

Resolutions

Proposal Two

THE RATIFICATION OF (A) THE ISSUANCE AND SALE BY THE COMPANY ON FEBRUARY 11, 2013 OF 4,460,966 SHARES OF COMMON STOCK (EQUIVALENT TO 26,765,796 CDIS) AND WARRANTS TO PURCHASE UP TO 1,486,988 SHARES OF COMMON STOCK (EQUIVALENT TO 8,921,928 CDIS) TO CREDE CG II, LTD., AND (B) THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 100,000 SHARES OF COMMON STOCK (EQUIVALENT TO 600,000 CDIS) TO WESTOR CAPITAL GROUP, THE PLACEMENT AGENT FOR THE TRANSACTION

August 22, 2013 6

Questions

The Board of Directors will now entertain questions related to Proposal One and/or Proposal Two

August 22, 2013 7

Proposal One

THE RATIFICATION OF THE ISSUANCE AND SALE BY THE COMPANY OF 4,990,434 SHARES OF COMMON STOCK BETWEEN JANUARY 23, 2013 AND JUNE 21, 2013 UNDER THE CONTROLLED EQUITY OFFERING SALES AGREEMENT THAT WE ENTERED INTO WITH CANTOR FITZGERALD & CO.

For Against Abstain

38,268,481 731,527 899,532

Proposal One

(95.92%) (1.83%) (2.25%)

Proposal Two

THE RATIFICATION OF (A) THE ISSUANCE AND SALE BY THE COMPANY ON FEBRUARY 11, 2013 OF 4,460,966 SHARES OF COMMON STOCK (EQUIVALENT TO 26,765,796 CDIS) AND WARRANTS TO PURCHASE UP TO 1,486,988 SHARES OF COMMON STOCK

(EQUIVALENT TO 8,921,928 CDIS) TO CREDE CG II, LTD., AND (B) THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 100,000 SHARES OF COMMON STOCK (EQUIVALENT TO 600,000 CDIS) TO WESTOR CAPITAL GROUP

For Against Abstain

38,235,090 752,324 912,126 Proposal Two

(95.82%) (1.89%) (2.29%)

Other Business

unilife

NASDAQ (UNIS) and ASX (UNS)

Close of Meeting

unilife

NASDAQ (UNIS) and ASX (UNS)